SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020 (December 29, 2020)

KULR TECHNOLOGY GROUP, INC.

(Exact name of the registrant as specified in its charter)

Delaware	000-55564	81-1004273
(State or other jurisdiction of	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1999 S. Bascom Ave. Suite 700. Campbell, CA 95008

(Address of principle executive offices) (Zip code)

Registrant’s telephone number, including area code: (408) 663-5247

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14D-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On December 29, 2020, KULR Technology Group, Inc. (the “Company”) entered into a securities purchase agreement (“Purchase Agreement”) with the purchasers set forth on the signature page thereto (the “Purchasers”) for the purchase and sale of an aggregate of 6,400,001 shares of the Company’s common stock (the “Shares”), and warrants to purchase an aggregate of up to 6,400,001 shares of common stock (“Warrants”), in a registered direct offering at a combined purchase price of $1.25 per Share and Warrant, for aggregate gross proceeds to the Company of $8,000,001.25. The Warrants are immediately exercisable and may be exercised at any time until December 31, 2025, at an exercise price of $1.25 per share.

Pursuant to a co-placement agency agreement (the “Placement Agreement”) dated December 29, 2020 by and among the Company, Lake Street Capital Markets, LLC (“Lake Street”) and Maxim Group LLC (“Maxim”) (together with Lake Street, the “Co-Placement Agents”), the Company retained Lake Street and Maxim to act as the Company’s co-placement agents in connection with the registered direct offering. Pursuant to the Placement Agreement, the Company agreed to pay the co-placement agents a cash fee of 7.0% of the gross proceeds the Company receives under the Purchase Agreement. The Company also agreed to reimburse the co-placement agents for certain out-of-pocket accountable expenses incurred by them in connection with this offering, up to a maximum of $50,000. The total estimated offering expenses payable by the Company, other than the placement agent fees, are approximately $170,000, which includes the co-placement agents’ reimbursable expenses, legal, financial advisory fees, accounting, printing costs, listing fees, and various other expenses associated with registering and issuing the shares.

The gross proceeds from the registered direct offering are expected to be approximately $8.0 million, excluding any proceeds that may be received upon the cash exercise of the Warrants, before deducting the estimated offering expenses payable by the Company, including the placement agent fees. The Company intends to use the net proceeds from this offering for capital expenditures, as well as for working capital and general corporate purposes. This registered direct offering is expected to close on December 31, 2020.

The Shares and Warrants (and underlying shares) were offered, and will be issued, pursuant to the Prospectus Supplement, dated December 29, 2020, to the Prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333- 232614) filed with the Securities and Exchange Commission on July 11, 2019 and declared effective on August 1, 2019.

Sichenzia Ross Ference LLP, counsel to the Company, has issued an opinion to the Company regarding the validity of the securities to be issued in the offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing summaries of the terms of the Purchase Agreement, Warrants, and Placement Agreement described herein are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 9.01	Exhibits

Exhibit No.	Description

5.1	Opinion of Sichenzia Ross Ference LLP

10.1	Form of Securities Purchase Agreement

10.2	Form of Warrant

10.3	Co-Placement Agency Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

KULR TECHNOLOGY GROUP, INC.

Date: December 31, 2020	By:	/s/ Michael Mo
Michael Mo
President & Chief Executive Officer